UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 19, 2022

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	GNW	NYSE (New York Stock Exchange)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2022 annual meeting of stockholders of Genworth Financial, Inc. (“Genworth”), held on May 19, 2022, the holders of Genworth’s Class A Common Stock entitled to vote at the meeting (1) elected all nine of the director nominees for the ensuing year, (2) approved, on an advisory basis, the compensation of Genworth’s named executive officers, and (3) ratified the selection of KPMG LLP as Genworth’s independent registered public accounting firm for 2022.

The final voting results were as follows:

Proposal 1

Election of nine directors

	Votes For	Votes Withheld	Broker Non-Votes
G. Kent Conrad	357,143,510	42,999,623	33,921,935
Karen E. Dyson	349,711,203	50,431,929	33,921,935
Jill R. Goodman	353,030,623	47,112,509	33,921,935
Melina E. Higgins	339,648,660	60,494,472	33,921,935
Thomas J. McInerney	356,070,419	44,072,713	33,921,935
Howard D, Mills, III	357,557,926	42,585,207	33,921,935
Robert P. Restrepo Jr.	353,191,057	46,952,076	33,921,935
Elaine A. Sarsynski	356,710,729	43,432,403	33,921,935
Ramsey D. Smith	356,716,313	43,426,819	33,921,935

Proposal 2

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Advisory vote to approve named executive officer compensation	332,119,595	65,980,945	2,042,593	33,921,935

Proposal 3

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of the selection of KPMG LLP as the independent registered public accounting firm for 2022	414,118,850	13,148,565	6,797,653	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: May 19, 2022	By:	/s/ Michael J. McCullough
Michael J. McCullough
Senior Vice President and Corporate Secretary